Exhibit 99.1

BioCardia and StemCardia Announce Biotherapeutic Delivery Partnership

●	Partnership targets heart failure, the leading cause of death and a condition with limited treatment options

●	BioCardia’s biotherapeutic delivery system with established safety profile enables minimally invasive transplantation of StemCardia’s off-the-shelf cardiac muscle cells

Sunnyvale, California– March 13 , 2024 – BioCardia, Inc. (Nasdaq: BCDA), a biotechnology company focused on advancing late-stage cell therapy interventions for cardiovascular disorders, and StemCardia, Inc., a biotechnology company focused on cell and gene therapy to re-muscularize the failing heart, today announced a long-term partnership to advance StemCardia’s investigational pluripotent stem cell product candidate for the treatment of heart failure.

Under the partnership, BioCardia is the exclusive biotherapeutic delivery partner for StemCardia’s cell therapy candidate through studies expected to result in FDA approval of an investigational new drug application (IND) and the anticipated Phase I/II clinical development to follow.

“BioCardia has established safe and minimally invasive delivery of cellular medicines directly into the heart,” said Chuck Murry, MD, PhD, StemCardia’s Founder and CEO. “Having worked with BioCardia to successfully deliver our bona fide cardiac muscle cells in large animal models of heart failure, we are excited for this partnership to accelerate clinical development and broaden future commercial access to an off-the-shelf heart regeneration treatment.”

“StemCardia’s team encompasses recognized leaders in the field of cardiac regenerative medicine who are pursuing an elegant strategy to repair the failing heart. We look forward to supporting their efforts with our experienced team and proven, proprietary Helix™ biotherapeutic delivery system,” said BioCardia CEO Peter Altman, PhD. “This partnership is expected to enhance future treatment options for millions of people suffering from heart failure, offset the costs of biotherapeutic delivery development for our own programs, and provide our investors with meaningful revenue sharing should our efforts together contribute to StemCardia’s successful therapeutic development.”

About StemCardia

StemCardia, Inc., is developing cell and gene therapies engineered to repair the heart. The company’s mission is to advance off-the-shelf treatments for heart failure, bringing together leading experts in heart regeneration, cell manufacturing, and genetic medicine. Few treatments are available today, and none are curative. Inspired by the observation that the heart does not regenerate itself, our unique approach is to manufacture and transplant cardiac muscle cells to directly re-muscularize the failing heart and restore its function.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP autologous and CardiALLO allogeneic cell therapies are the Company’s biotherapeutic platforms for the treatment of heart disease. BioCardia also works with partners to provide its proprietary Helix transendocardial biotherapeutic delivery system, as well as technology and services for the development and commercialization of partners’ therapeutic agents.

About Helix

The Helix transendocardial biotherapeutic delivery system is a therapeutic-enabling platform for minimally invasive targeted delivery of biologic agents to the heart. Helix empowers a seamless transition from bench to commercialization for partners.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, the potential for the therapy and the partnership, future revenues and cost offsetting and future clinical trials. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2023, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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BioCardia Investor Relations and Media Contact:

David McClung, Chief Financial Officer

investors@biocardia.com, 650-226-0120

StemCardia Investor Relations and Media Contact:

Raj Mistry, Chief Financial Officer

info@stemcardia.com